SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549



                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the

                   Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  March 27, 1998



                 FREEPORT-McMoRan COPPER & GOLD INC.


        Delaware                  1-9916                  74-2480931

    (State or other             (Commission             (IRS Employer
    jurisdiction of             File  Number)           Identification
    incorporation or                                    Number)
    organization)


                         1615 Poydras Street
                    New Orleans, Louisiana  70112

   Registrant's telephone number, including area code:  (504) 582-4000


          Item 5.  Other Events.


          The following news release was issued by Freeport-McMoRan Copper & Gold Inc. on
          March 27, 1998:


          NEW ORLEANS, LA., March 27, 1998  - Freeport-McMoRan Copper & Gold

          Inc. (FCX) announced today that James R. Moffett, Chairman and

          Chief Executive Officer, and Richard C. Adkerson, President,

          Chief Operating and Chief Financial Officer, have agreed to cap their annual cash compensation for the next five years in order to conserve cash as part of the company's "Hunker Down and Go"

          program.  In return, Messrs. Moffett and Adkerson have each been granted stock options with the right for eight years to purchase

          FCX Class B common shares at $19.03 per share.

               Under the revised compensation program, Messrs. Moffett's

          and Adkerson's Annual Incentive Plan (AIP) cash bonus for the next five years will be capped at $2.75 million and $1.375 million, respectively.  AIP cash bonuses for 1997 were $5 million for Mr. Moffett and $2.5 million for Mr. Adkerson.  In return for the cap on AIP cash bonuses, Messrs. Moffett and Adkerson have each been granted stock options to purchase 1.75 million shares and 875,000 shares, respectively.

               The Chairman of the Corporate Personnel Committee of FCX's

          Board of Directors, Robert W. Bruce III, stated,  "The Corporate

          Personnel Committee and Messrs. Moffett and Adkerson have agreed,

          as part of FCX's "Hunker Down and Go" program to conserve cash in this period of uncertain commodity prices, that FCX's two most senior executives should further align their interests with the interests of shareholders by foregoing a substantial portion of their cash compensation tied to a bonus plan determined by FCX's operating cash flow.  This adjusted compensation program will result in cash savings to FCX estimated to be $3 million in 1998 and could result in an estimated annual cash savings of $3 million to $7 million over the following four years.  FCX's Board and management continue to make every effort to enhance

          shareholder value by maximizing the results of FCX's worldwide operations which include its Grasberg ore body in Irian Jaya,

          Indonesia, one of the lowest cost and largest copper and gold reserves ever discovered, while further reducing costs."

               FCX is engaged in mineral exploration and development,

          mining and milling of copper, gold and silver in Irian Jaya,

          Indonesia and the smelting and refining of copper concentrates in

          Spain.  FCX is also involved in a joint venture to construct and operate a smelter/refinery in Indonesia.




                                      SIGNATURE



                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        FREEPORT-McMoRan COPPER & GOLD INC.


                                        By: \s\ C. Donald Whitmire
                                             ------------------------------
                                                   C. Donald Whitmire
                                              Controller - Financial Reporting
                                                 (authorized signatory and
                                                Principal Accounting Officer)

          Date:  April 1, 1998